Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (the “Agreement”) is dated as of August 21, 2020, between Odyssey Marine Exploration, Inc., a Nevada corporation (the “Company”), and 2020 OMEX Derivative Series A, LLC, a Delaware limited liability company (including its successors and assigns, “Purchaser”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and the registration provisions of the Securities Act of 1933, as amended (the “Securities Act”), the Company desires to issue and sell to Purchaser, and Purchaser desires to purchase from the Company, the Acquired Securities as more fully described in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and Purchaser agree as follows:

ARTICLE I.

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Acquired Common Shares” shall have the meaning ascribed to such term in Section 2.2.

“Acquired Securities” means, collectively, 2,553,314 shares of the Company’s Common Stock (the “Acquired Shares”) and warrants, in the form as set forth in Exhibit A (the “Warrants”), entitling Purchaser to purchase the number of shares of the Company’s Common Stock determined in accordance with Schedule A.

“Acquiring Person” shall have the meaning ascribed to such term in Section 5.3.

“Action” shall have the meaning ascribed to such term in Section 4.1(k).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Base Prospectus” shall have the meaning ascribed to such term in Section 2.1(a).

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” means the closing of the purchase and sale of the Acquired Securities pursuant to Section 2.2.

“Closing Date” shall have the meaning ascribed to such term in Section 2.2.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.0001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Party” shall have the meaning ascribed to such term in Section 5.6(d).

“Damages” shall have the meaning ascribed to such term in Section 5.6(a).

“Disclosure Schedules” shall have the meaning ascribed to such term in Section 4.1.

“EDGAR” shall have the meaning ascribed to such term in Section 2.1(a).

“Environmental Claim” means any Action, governmental order, Lien, fine, penalty, or, as to each, any settlement or judgment arising therefrom, by or from any Person alleging liability of whatever kind or nature (including liability or responsibility for the costs of enforcement proceedings, investigations, cleanup, governmental response, removal or remediation, natural resources damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification and injunctive relief) arising out of, based on or resulting from: (a) the presence, release of, or exposure to, any Hazardous Materials; or (b) any actual or alleged non-compliance with any Environmental Law or term or condition of any Environmental Permit.

“Environmental Law” means any applicable law, and any governmental order or binding agreement with any governmental authority: (a) relating to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety, or the environment (including ambient air, soil, surface water or groundwater, or subsurface strata); or (b) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Materials.

“Environmental Notice” means any written directive, notice of violation or infraction, or notice respecting any Environmental Claim relating to actual or alleged non-compliance with any Environmental Law or any term or condition of any Environmental Permit.

“Environmental Permit” means any Permit, letter, clearance, consent, waiver, closure, exemption, decision or other action required under or issued, granted, given, authorized by or made pursuant to Environmental Law.

“Equity Acquisition Rights” shall have the meaning ascribed to such term in Section 4.1(h).

“Evaluation Date” shall have the meaning ascribed to such term in Section 4.1(r).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exercise Notice” shall have the meaning ascribed to such term in Section 5.2.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“GAAP” shall have the meaning ascribed to such term in Section 4.1(i).

“Hazardous Materials” means: (a) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral or gas, in each case, whether naturally occurring or manmade, that is hazardous, acutely hazardous, toxic, or words of similar import or regulatory effect under Environmental Laws; and (b) any petroleum or petroleum-derived products, radon, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation, and polychlorinated biphenyls.

“Incorporated Documents” shall have the meaning ascribed to such term in Section 2.1(a).

“Indebtedness” shall have the meaning ascribed to such term in Section 4.1(ff).

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(o).

“Issuer Free Writing Prospectus” shall have the meaning ascribed to such term in Section 2.1(a).

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning ascribed to such term in Section 4.1(c).

“Money Laundering Laws” shall have the meaning ascribed to such term in Section 4.1(hh).

“NASDAQ” means Nasdaq, Inc.

“Oceanica” means Oceanica Resources S. de R.L, a Panamanian company.

“Oceanica Entities” means, collectively, Exploraciones Oceanicas, S. de R.L. de C.V., a Mexican company, Oceanica, and Odyssey Marine Enterprises, Ltd., a Bahamian company.

“Permits” means all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained, or required to be obtained, from governmental authorities.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened in writing.

“Prospectus” shall have the meaning ascribed to such term in Section 2.1(a).

“Prospectus Supplement” shall have the meaning ascribed to such term in Section 2.1(a).

“Purchase Price” shall have the meaning ascribed to such term in Section 2.1(b).

“Purchaser Party” shall have the meaning ascribed to such term in Section 5.6(a).

“Registration Statement” shall have the meaning ascribed to such term in Section 2.1(a).

“Reimbursement Amount” shall have the meaning ascribed to such term in Section 5.6(f).

“Required Approvals” shall have the meaning ascribed to such term in Section 4.1(f).

“Required Minimum” means, as of any date, the maximum aggregate number of shares of Common Stock potentially issuable in the future pursuant to the Transaction Documents, including any Warrant Shares issuable upon exercise of the Warrants, ignoring any conversion or exercise limits set forth therein, and assuming that the conversion price is at all times on and after the date of determination 200% of the then conversion price on the Trading Day immediately prior to the date of determination.

“SEC Reports” shall have the meaning ascribed to such term in Section 4.1(i).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“SPV Manager Warrants” shall have the meaning ascribed to such term in Section 6.2.

“Subsidiary” means any entity in which the Company owns an equity interest as of the date hereof or thereafter.

“Time of Sale Information” shall have the meaning ascribed to such term in Section 2.1(a).

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT; the Nasdaq Capital Market; the Nasdaq Global Market; the Nasdaq Global Select Market; the New York Stock Exchange; OTC Markets or the OTC Bulletin Board (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Warrants and all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Computershare Trust Company, N.A., who is the current transfer agent of the Company, and any successor transfer agent of the Company.

“Warrant Shares” means the shares of Common Stock issued and issuable upon exercise of the Warrants and upon exercise of any Warrants assigned or otherwise transferred to assignees of the initial holder thereof.

ARTICLE II.

PURCHASE AND SALE

2.1 Registration Statement; Sale and Purchase.

(a)

Registration Statement and Prospectus. The Company has prepared and filed with the Commission in accordance with the provisions of the Securities Act, a registration statement on Form S-3 (File No. 333-227666), including a prospectus, relating to certain securities of the Company. Such registration statement, as amended, including the financial statements incorporated by reference therein, exhibits and schedules thereto, at the time when it became effective and as thereafter amended by any post-effective amendment thereto, is referred to in this Agreement as the “Registration Statement.” The prospectus in the form included in the Registration Statement or as part of a post-effective amendment to the Registration Statement after the Registration Statement becomes effective, the prospectus as so filed, is referred to in this Agreement as the “Base Prospectus.” The final prospectus supplement related to the Acquired Securities, which will be timely filed with the Commission pursuant to Rule 424(b) of the Securities Act together with the Base Prospectus, is referred to in this Agreement as the “Prospectus Supplement” and the Base Prospectus and the Prospectus Supplement, together, in the forms as filed with the Commission, are referred to herein as the “Prospectus.” For purposes of this Agreement, “free writing prospectus” has the meaning ascribed to it in Rule 405 under the Securities Act, and “Issuer Free Writing Prospectus” shall mean each free writing prospectus prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of Acquired Securities. “Time of Sale Information” shall mean the Prospectus Supplement together with the free writing prospectuses, if any, each identified in Schedule B hereto. All references in this Agreement to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Time of Sale Information, or any amendments or supplements to any of the foregoing, shall be deemed to refer to and include any documents incorporated by reference therein, and shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). Any reference in this Agreement to the Registration Statement, a Prospectus, the Base Prospectus or the Prospectus Supplement shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of the Registration Statement, such Prospectus, the Base Prospectus or the Prospectus Supplement, as the case may be, and any reference to any amendment or supplement to the Registration Statement, any Prospectus, Base Prospectus or Prospectus Supplement shall be deemed to refer to and include any documents filed after such date under the Exchange Act that, upon filing, are incorporated by reference therein, as required by paragraph (b) of Item 12 of Form S-3. As used herein, the term “Incorporated Documents” means the documents that at the time of filing are incorporated by reference in the Registration Statement, any Prospectus, the Base Prospectus, the Prospectus Supplement or any amendment or supplement thereto.

(b)

Agreement to Sell and Purchase. Upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, Purchaser agrees to purchase the Acquired Securities from the Company for an aggregate purchase price of $11,600,000 (the “Purchase Price”).

2.2 Closing. Delivery to Purchaser of the Acquired Securities and payment therefor shall be made at the offices of Nelson Mullins Riley & Scarborough LLP, located at 100 S. Charles St., Suite 1600, Baltimore, Maryland 21201, or such other place, time and date not later than August 25, 2020 as Purchaser shall designate by notice to the Company (the time and date of such closing are called the “Closing Date”). The place of closing for the Acquired Securities and the Closing Date may be varied by agreement between Purchaser and the Company. Delivery of the Acquired Securities to be purchased hereunder shall be made to Purchaser on the Closing Date, as the case may be, against payment of the Purchase Price therefor by wire transfer of immediately available funds to an account or accounts specified in writing by the Company, not later than the close of business three business days preceding the Closing Date. The Company shall deliver the shares of Common Stock included in the Acquired Securities (the “Acquired Common Shares”) through the facilities of the Depository Trust Company unless Purchaser shall otherwise instruct.

2.3 Deliveries.

(a) On or prior to the Closing Date (except as noted), the Company shall deliver or cause to be delivered to Purchaser the following:

(i) this Agreement duly executed by the Company;

(ii) a copy of the irrevocable instructions to the Transfer Agent instructing the Transfer Agent to deliver on an expedited basis via The Depository Trust Company Deposit or Withdrawal at Custodian system the Acquired Common Shares, registered in the name of Purchaser;

(iii) the Warrants, registered in the name of Purchaser, to purchase up to 60.0% of the number of Acquired Common Shares, with an exercise price equal to $4.75, subject to adjustment as set forth therein;

(iv) the SPV Manager Warrants, registered in the name of the Purchaser, to purchase up to 370,000 shares of Common Stock, with an exercise price equal to $4.75, subject to adjustment as set forth therein;

(iv) an opinion of each of Akerman LLP and Snell & Wilmer L.L.P., as counsel for the Company, dated as of the Closing Date and substantially in the form as attached as Schedule C hereto; and

(v) such further certificates and documents as may be reasonably requested by Purchaser.

(b) On or prior to the Closing Date, Purchaser shall deliver or cause to be delivered to the Company the following:

(i) this Agreement duly executed by Purchaser; and

(ii) the Purchase Price by wire transfer to the account specified in writing by the Company.

2.4 Closing Conditions.

(a) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) on the Closing Date of the representations and warranties of Purchaser contained herein (unless as of a specific date therein, in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements of Purchaser required to be performed at or prior to the Closing Date shall have been performed; and

(iii) the delivery by Purchaser of the items set forth in Section 2.3(b) of this Agreement.

(b) The respective obligations of Purchaser hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein, in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii) the delivery by the Company of the items set forth in Section 2.3(a) of this Agreement;

(iv) there shall have been no objection to the notice and/or application(s) filed by the Company with each applicable Trading Market for the issuance and sale of the Acquired Securities on the terms and subject to the conditions set forth in this Agreement and the listing of the Acquired Securities, including the Acquired Shares and Warrant Shares, subject to notice of issuance, for trading thereon in the time and manner required thereby;

(iv) there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and

(v) from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the Company’s principal Trading Market and, at any time prior to the applicable Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of Purchaser makes it impracticable or inadvisable to purchase the Acquired Securities at the applicable Closing;

All such opinions, certificates, letters and other documents shall be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to Purchaser.

ARTICLE III.

[RESERVED]

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

4.1 Representations and Warranties of the Company. Except as set forth in the disclosure schedules delivered by the Company to Purchaser (the “Disclosure Schedules”) or in the SEC Reports, which Disclosure Schedules and SEC Reports shall be deemed a part hereof and shall qualify any representation, warranty or statement otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules or in the SEC Reports, the Company hereby makes the following representations and warranties to Purchaser as of the date hereof:

(a)	[Reserved.]

(b)

Subsidiaries. All Subsidiaries of the Company are set forth in the SEC Reports. Except as set forth on Schedule 4.1(b) or in the SEC Reports, the Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(c)

Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document; (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole; or (iii) a material adverse effect on the Company’s or any Subsidiary’s ability to perform in any material respect on a timely basis its respective obligations under any material agreement to which the Company or such Subsidiary is a party or any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(d)

Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which the Company is a party have been (or upon delivery will have been) duly executed by the Company and, when executed by the other parties hereto or thereto and delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally; (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(e)

No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which the Company is a party, the issuance and sale of the Acquired Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents; (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, conversion, participation, acceleration or cancellation, or any preemptive rights (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected; or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including foreign, federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not reasonably be expected to result in a Material Adverse Effect

(f)

Filings, Consents and Approvals. Neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other foreign, federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to Section 5.10 of this Agreement, and (ii) the notice and/or application(s) to each applicable Trading Market for the issuance and sale of the Acquired Securities and the listing of the Acquired Securities, including the Acquired Shares and Warrant Shares, subject to notice of issuance, for trading thereon in the time and manner required thereby (collectively, the “Required Approvals”).

(g)

Issuance of the Acquired Securities. The Acquired Common Shares are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens. The Warrant Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Warrant Shares at least equal to 200% of the Required Minimum on the date hereof.

(h)

Capitalization. The capitalization of the Company is as set forth in the SEC Reports. The capitalization of each of the Oceanica Entities is as set forth on Schedule 4.1(h). Schedule 4.1(h) describes all outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any of the Oceanica Entities is or may become bound to issue additional shares of Common Stock, Common Stock Equivalents or other equity securities (the “Equity Acquisition Rights”) and sets forth (i) the total amount of cuotas that would be issued by Oceanica and/or transferred by the Company if all such Equity Acquisition Rights were exercised in full; and (ii) the total amount of outstanding indebtedness, including accrued interest, owed by any of the Oceanica Entities to Monaco Financial, LLC and/or any of its affiliates. Except as set forth in the SEC Reports or on Schedule 4.1(h)(i), neither the Company nor any Subsidiary has issued any capital stock since the Company’s most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recent periodic report filed by the Company under the Exchange Act. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as a result of the purchase and sale of the Acquired Securities and other than as set forth on Schedule 4.1(h)(ii), there are no outstanding Equity Acquisition Rights and neither the Company nor any of the Oceanica Entities is in default thereunder. The issuance and sale of the Acquired Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than Purchaser) and will not result in a right of any holder to adjust the exercise, conversion, exchange or reset price under any of such securities. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Acquired Securities. There are no stockholders’ agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders or any equity holders of any Security.

(i)

SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the three years preceding the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated and non-consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(j)

Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest unaudited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect; (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission; (iii) the Company has not altered its method of accounting; (iv) the Company has not undertaken any split, combination or reclassification of its capital stock or declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its or any Subsidiary’s capital stock; and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans and other than as set forth on Schedule 4.1(j). The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Acquired Securities and Warrant Shares contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one Trading Day prior to the date that this representation is made.

(k)

Litigation. Except as set forth in the SEC Reports, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) that (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Acquired Securities or Warrant Shares or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under foreign, federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company, any Subsidiary or any current or former director or officer of the Company or any Subsidiary. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(l)

Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company or any Subsidiary, that could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(m)

Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as has not had or could reasonably be expected to result in a Material Adverse Effect.

(n)

Permits. All Permits required for the Company and its Subsidiaries to conduct their respective business have been obtained by the Company and its Subsidiaries, as applicable, and are valid and in full force and effect. Except as set forth on Schedule 4.1(n), all fees and charges with respect to such Permits as of the date hereof have been paid in full.

(o)

Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and valid title to all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens that do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and (ii) Liens for the payment of foreign, federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

(p)

Intellectual Property. Except as set forth in Schedule 4.1(p), the Company and the Subsidiaries have, or have rights to use, all patents, trademarks, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights as described in the SEC Reports as necessary or required for use in connection with their respective businesses as presently conducted and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). None of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two years from the date of this Agreement. Neither the Company nor any Subsidiary has received, since the date of the latest unaudited financial statements included within the SEC Reports, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their confidential intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q)

Transactions with Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is currently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from providing for the borrowing of money from or lending of money to, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for: (i) payment of salary or consulting fees for services rendered; (ii) reimbursement for expenses incurred on behalf of the Company; and (iii) other employee benefits, including stock option or stock award agreements under any stock option plan of the Company.

(r)

Sarbanes-Oxley; Internal Accounting Controls. The Company and the Subsidiaries are in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 and any and all applicable rules and regulations promulgated by the Commission thereunder. Except as set forth in the SEC Reports, the Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as set forth in the SEC Reports, the Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.

(s)

Certain Fees. Other than as set forth on Schedule 4.1(s), no brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiaries to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(t)

Prior Issuances. All offers and sales of the Company’s and each Subsidiary’s capital stock and other debt or other securities prior to the date hereof were made in all material respects in compliance with or were the subject of an available exemption from the Securities Act and all other applicable foreign, state and federal laws or regulations, or any actions under the Securities Act or any applicable foreign, state or federal laws or regulations in respect of any such offers or sales are effectively barred by effective waivers or statutes of limitation.

(u)

Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Acquired Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(v)

Registration Rights. Except as set forth on Schedule 4.1(v), no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company or any Subsidiaries.

(w)

Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. Except as set forth in the SEC Reports, the Company has not, in the twelve (12) months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(x)

Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to Purchaser as a result of Purchaser and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Acquired Securities and the Warrant Shares and Purchaser’s ownership of the Acquired Securities and the Warrant Shares.

(y)

Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided any of Purchaser or their agents or counsel with any information that it believes constitutes or would reasonably be expected to constitute material, non-public information. The Company understands and confirms that Purchaser will rely on the foregoing representation in effecting transactions in securities of the Company. This Agreement, including the Disclosure Schedules to this Agreement, is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that Purchaser does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 4.2 hereof.

(z)

Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds; (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law; or (iv) violated in any material respect any provision of FCPA.

(aa)

No Disagreements with Accountants and Lawyers. There are no disagreements of any kind currently existing, or reasonably anticipated by the Company to arise, between the Company and any of its Subsidiaries and the accountants and lawyers formerly or currently employed by the Company or such Subsidiary and the Company and each Subsidiary are current with respect to any fees owed to its accountants and lawyers, except where the failure to be current would not reasonably be expected to affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

(bb)

Acknowledgment Regarding Purchaser’s Purchase of Securities. The Company acknowledges and agrees that Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to Purchaser’s purchase of the Acquired Securities. The Company further represents to Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(cc)

Regulation M Compliance. The Company has not, and to its knowledge no Person acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Acquired Securities or Warrant Shares, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Acquired Securities or Warrant Shares, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

(dd)

Incentive Plans. Each stock option or other incentive award granted by the Company under the Company’s incentive plan was granted (i) in accordance with the terms of such incentive plan, and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option or other incentive award would be considered granted under GAAP and applicable law. No stock option or other incentive award granted under the Company’s incentive plan has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options or other incentive awards prior to, or otherwise knowingly coordinate the grant of stock options or other incentive awards with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(ee)

Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

(ff)

Indebtedness. Schedule 4.1(ff)(i) sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments, that is not otherwise reflected or described in the SEC Reports. For the purposes of this Agreement, “Indebtedness” means (i) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (ii) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (iii) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP. Except as set forth on Schedule 4.1(ff)(ii), neither the Company nor any Subsidiary is in default with respect to any Indebtedness. The 2014 Indebtedness, the 2016 Indebtedness and the April 2016 Indebtedness (each as defined in the Warrant), including all accrued but unpaid interest thereon as of the date of this Agreement, does not exceed $16.3 million in the aggregate.

(gg)

Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

(hh)

Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

(ii)

Environmental Matters. The Company and its Subsidiaries are currently, and have been, in compliance with all Environmental Laws and have not received from any Person any: (i) Environmental Notice or Environmental Claim; or (ii) written request for information pursuant to Environmental Law, which, in each case, either remains pending or unresolved, or is the source of ongoing obligations or requirements as of the Closing Date. Except as set forth on Schedule 4.1(ii), the Company and its Subsidiaries have obtained and are in material compliance with all Environmental Permits necessary for the ownership, lease, operation or use of the business or assets of the Company and its Subsidiaries and all such Environmental Permits are in full force and effect and shall be maintained in full force and effect through the Closing Date in accordance with Environmental Law, and neither the Company nor any Subsidiary is aware of any condition, event or circumstance that might prevent or impede, after the Closing Date, the ownership, lease, operation or use of the business or assets of the Company or its Subsidiaries as currently carried out.

4.2 Representations and Warranties of Purchaser. Purchaser hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein):

(a)

Organization; Authority. Purchaser is an entity duly incorporated or formed, validly existing and in good standing under the laws of the State of Delaware with full right, limited liability company or power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary limited liability company action on the part of Purchaser. Each Transaction Document to which it is a party has been duly executed by Purchaser, and when delivered by Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally; (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)

Experience of Such Purchaser. Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Acquired Securities, and has so evaluated the merits and risks of such investment. Purchaser is able to bear the economic risk of an investment in the Acquired Securities and, at the present time, is able to afford a complete loss of such investment.

(c)

Access to Information. Purchaser acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the SEC Reports and has been afforded, subject to Regulation FD, (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Acquired Securities and the merits and risks of investing in the Acquired Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

(d)

Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with Purchaser, executed any purchases or sales of the securities of the Company during the 20 Trading Days prior to the date hereof.

The Company acknowledges and agrees that the representations contained in Section 4.2 shall not modify, amend or affect Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby.

ARTICLE V.

OTHER AGREEMENTS OF THE PARTIES

5.1 Furnishing of Information; Public Information. The Company covenants to maintain the effectiveness of the Registration Statement, the completeness of the Prospectus, and the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.

5.2 Exercise Procedures. The form of exercise notice included in the Warrants (the “Exercise Notice”) sets forth the totality of the procedures required of Purchaser in order to exercise the Warrants. Without limiting the preceding sentence, no ink-original Exercise Notice shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Exercise Notice form be required in order to exercise the Warrants. No additional legal opinion, other information or instructions shall be required of Purchaser to exercise the Warrants. The Company shall honor exercise of the Warrants and shall deliver Warrant Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

5.3 Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Acquired Securities under the Transaction Documents or under any other agreement between the Company and Purchaser.

5.4 Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company covenants and agrees that neither it, nor any other Person acting on its behalf, will provide Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto Purchaser shall have entered into a written agreement with the Company regarding the confidentiality and use of such information. The Company understands and confirms that Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

5.5 Use of Proceeds. The Company shall use the net proceeds hereunder for working capital purposes, for expenses of this offering, and to fund the normal operating expenses of Exploraciones Oceanicas S. de R.L. de C.V., a Mexican company and Subsidiary of the Company, in an amount up to $4 million.

5.6 Indemnification.

(a)

Subject to the provisions of this Section 5.6, the Company will indemnify and hold Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation (collectively, “Damages”) that any Purchaser Party may suffer or incur as a result of or relating to: (i) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus, Base Prospectus or Prospectus Supplement, in the Registration Statement, the Time of Sale Information, any Issuer Free Writing Prospectus or in any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, except to the extent that any such Damages arise out of or are based upon an untrue statement or omission or alleged untrue statement or omission that has been made therein or omitted therefrom in reliance upon and in conformity with the information furnished in writing to the Company by or on behalf of Purchaser, expressly for use in connection therewith; (ii) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents; or (iii) any action instituted against Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company or its Affiliates who is not an Affiliate of a Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of Purchaser’s representations, warranties or covenants under the Transaction Documents, any violations by such Purchaser Party of state or federal securities laws or any conduct by Purchaser Party which constitutes fraud, gross negligence, willful misconduct or malfeasance).

(b)

In addition to its other obligations under this Section 5.6, the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any (i) statement or omission, or any inaccuracy in the representations and warranties of the Company herein, (ii) failure to perform its obligations hereunder or (iii) stockholder claim, all as set forth in this Section 5.6, the Company will reimburse the applicable Purchaser Party on a monthly basis for all reasonable legal or other out-of-pocket expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding (to the extent documented by reasonably itemized invoices therefor), notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligation of the Company to reimburse the applicable Purchaser Party for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the applicable Purchaser Party shall promptly return it to the Company. Any such interim reimbursement payments that are not made to the applicable Purchaser Party within 30 days of a request for reimbursement shall bear interest compounded daily at a rate determined on the basis of the base lending rate announced from time to time by The Wall Street Journal from the date of such request.

(c)

If any action or claim shall be brought against any Purchaser Party in respect of which indemnity may be sought, the applicable Purchaser Party shall promptly notify the Company in writing and the Company shall have the right to assume the defense thereof, including the employment of counsel reasonably acceptable to Purchaser Party and the payment of all reasonable fees of and expenses incurred by such counsel. The applicable Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party, unless (i) the Company has agreed in writing to pay such fees and expenses, (ii) the Company has failed to assume the defense and employ counsel reasonably acceptable to such Purchaser Party or (iii) the named parties to any such action (including any impleaded parties) include both Purchaser Party and the Company, and Purchaser Party shall have been advised by its counsel that one or more legal defenses may be available to Purchaser Party that may not be available to the Company, or that representation of such Purchaser Party and the Company by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the Company shall not have the right to assume the defense of such action on behalf of Purchaser Party (but the Company shall not be liable for the fees and expenses of more than one counsel for Purchaser Party). The Company shall not be liable for any settlement of any such action effected without its written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, the Company agree to indemnify and hold harmless Purchaser Party from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

(d)

Purchaser agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each a “Company Party”), to the same extent as the foregoing several indemnity from the Company to Purchaser Parties, but only with respect to information furnished in writing by or on behalf of Purchaser expressly for use in a Prospectus, the Time of Sale Information, any Issuer Free Writing Prospectus, or any amendment or supplement thereto. If any action or claim shall be brought or asserted against a Company Party based on a Prospectus, the Time of Sale Information, or any amendment or supplement thereto, and in respect of which indemnity may be sought against Purchaser pursuant to this paragraph, Purchaser shall have the rights and duties given to the Company by the immediately preceding paragraph (except that if a Company Party shall have assumed the defense thereof Purchaser shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at Purchaser’s expense), and the Company Parties, shall have the rights and duties given to Purchaser Parties by the immediately preceding paragraph.

(e)

In any event, the Company will not, without the prior written consent of Purchaser, settle or compromise or consent to the entry of any judgment in any proceeding or threatened claim, action, suit or proceeding in respect of which the indemnification may be sought hereunder (whether or not a Purchaser Party is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of all Purchaser Parties from all liability arising out of such claim, action, suit or proceeding.

(f)

If the indemnification provided for in this Section 5.6 is unavailable or insufficient for any reason whatsoever to an indemnified party in respect of any Damages referred to herein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Damages (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand, and Purchaser on the other hand, from the offering and sale of the Acquired Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative and several fault of the Company on the one hand, and Purchaser on the other hand, in connection with the statements or omissions that resulted in such Damages as well as any other relevant equitable considerations. The relative and several benefits received by the Company on the one hand, and Purchaser on the other hand, shall be deemed to be in the same proportion as the total gross proceeds from the offering (before deducting expenses) received by the Company bear to the Purchaser expenses relating to the purchase of the Acquired Securities that are reimbursed by the Company (the “Reimbursement Amount”). The relative fault of the Company on the one hand, and Purchaser on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand, or by Purchaser on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(g)

The Company and Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 5.6 was determined by a pro rata or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5.6, Purchaser shall not be required to contribute any amount in excess of the Reimbursement Amount actually received by Purchaser. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(h)

Notwithstanding Section 5.6(b), any Damages for which an indemnified party is entitled to indemnification or contribution under this Section 5.6 shall be paid by the indemnifying party to the indemnified party as Damages are incurred after receipt of reasonably itemized invoices therefor. The indemnity, contribution and reimbursement agreements contained in this Section 5.6 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of Purchaser or any Purchaser Party, the Company or any Company Party, (ii) acceptance of any Acquired Securities and payment therefor hereunder and (iii) any termination of this Agreement. Any successors to Purchaser or any person controlling Purchaser, or to the Company, its directors or officers or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 5.6.

5.7 Reservation and Listing of Securities.

(a) The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may then be required to fulfill its obligations in full under the Transaction Documents.

(b) If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than 200% of the Required Minimum on such date, then the Board of Directors shall use commercially reasonable efforts to amend the Company’s certificate or articles of incorporation to increase the number of authorized but unissued shares of Common Stock to at least 200% of the Required Minimum at such time, as soon as possible and in any event not later than the 75th day after such date; provided that the Company will not be required at any time to authorize a number of shares of Common Stock greater than the maximum remaining number of shares of Common Stock that could possibly be issued after such time pursuant to the Transaction Documents.

(c) The Company shall, if applicable: (i) in the time and manner required by the principal Trading Market, prepare and file with such Trading Market an additional shares listing application covering a number of shares of Common Stock at least equal to the Required Minimum on the date of such application; (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing or quotation on such Trading Market as soon as possible thereafter; (iii) provide to Purchaser evidence of such listing or quotation; and (iv) maintain the listing or quotation of such Common Stock on any date at least equal to the Required Minimum on such date on such Trading Market or another Trading Market.

5.8 Equal Treatment of Purchaser Assignees. No consideration (including any modification of any Transaction Document) shall be offered or paid to any assignee of Purchaser to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration is also offered to each other assignee of Purchaser.

5.9 Certain Transactions and Confidentiality. Purchaser covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the press release described in Section 5.10, Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Transaction Documents and the Disclosure Schedules, except that Purchaser may provide any or all of such information to its members, managers, advisors and attorneys. Notwithstanding the foregoing, and notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees that (i) Purchaser makes no representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company commencing on the third Trading Day after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the press release as described in Section 5.10, (ii) Purchaser shall not be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the third Trading Day after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the press release as described in Section 5.10, and (iii) Purchaser shall not have any duty of confidentiality to the Company or its Subsidiaries commencing on the third Trading Day after the issuance of the press release as described in Section 5.10.

5.10 Securities Laws Disclosure; Publicity. The Company shall (a) by 9:30 a.m. (New York City time) on the second Trading Day immediately following the date hereof (unless the Company and Purchaser mutually agree to an earlier time), issue a press release disclosing the material terms of the transactions contemplated hereby, and (b) file a Current Report on Form 8-K, including the Transaction Documents as exhibits thereto, with the Commission within the time required by the Exchange Act. From and after the issuance of such press release, the Company represents to Purchaser that it shall have publicly disclosed all material, non-public information delivered to any of Purchaser by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. The Company and Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of Purchaser, or without the prior consent of Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of Purchaser, or include the name of Purchaser in any filing with any regulatory agency or Trading Market other than the Commission, without the prior written consent of Purchaser, except: (a) as required by federal or state securities law in connection with any registration statement contemplated by this Agreement and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide Purchaser with prior notice of such disclosure permitted under this clause (b).

5.11 No Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Acquired Shares for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

ARTICLE VI.

MISCELLANEOUS

6.1 Termination. This Agreement may be terminated by Purchaser, by written notice to the other parties, if the Closing has not been consummated within five Business Days of the date hereof; provided, however, that such termination will not affect the right of any party to sue for any breach by any other party (or parties). Further, this Agreement shall be subject to termination in Purchaser’s absolute discretion, without liability on the part of Purchaser to the Company by notice to the Company, if prior to the Closing Date, in Purchaser’s sole judgment, (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the NASDAQ, (ii) trading in securities generally on the NYSE or NASDAQ shall have been suspended or materially limited, or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by any such exchange or by order of the Commission or any court or other governmental authority, (iii) a general moratorium on commercial banking activities shall have been declared by either federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions or other material event the effect of which on the financial markets of the United States is such as to make it, in Purchaser’s judgment, impracticable or inadvisable to purchase the Acquired Securities. Notice of such cancellation shall be promptly given to the Company and its counsel by e-mail or telephone and shall be subsequently confirmed by letter sent by overnight courier.

6.2 Fees and Expenses. At the Closing, the Company shall (a) reimburse Purchaser for its legal fees (in an amount not to exceed $235,000) incurred in connection with Purchaser’s purchase of the Acquired Securities and (b) issue to Purchaser warrants to purchase 370,000 shares of Common Stock at an exercise price of $4.75 per share, such warrants to be substantially in the form (except as to exercise price) as set forth in Exhibit A (the “SPV Manager Warrants”). Accordingly, the aggregate amount that Purchaser is to pay for the Acquired Securities at the Closing shall be reduced by the amount of the foregoing legal fees. Except as expressly set forth above, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and closing of the transactions contemplated by this Agreement. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any exercise notice delivered by a Purchaser), taxes and duties levied in connection with the delivery of any Acquired Securities to Purchaser.

6.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

6.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via certified mail, email or U.S. nationally recognized overnight courier service at the address set forth on the signature pages attached hereto at or prior to 12:00 p.m. (New York City time) on a Trading Day and confirmed by telephone at the number set forth on the signature pages attached hereto; (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via certified mail, email or U.S. nationally recognized overnight courier service at the address set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 12:00 p.m. (New York City time) on any Trading Day, and confirmed by telephone at the number set forth on the signature pages attached hereto; (c) the first Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service; or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses for such notices and communications shall be as set forth on the signature pages attached hereto. Any address for notices may be changed by notice given in accordance with this provision.

6.5 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and Purchaser or Purchaser’s assignee or assignees. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

6.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

6.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Purchaser. Purchaser may assign any or all of its rights under this Agreement to any Person or Persons to whom Purchaser assigns or transfers any Acquired Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Acquired Securities, by the provisions of the Transaction Documents that apply to the “Purchaser,” including Section 4.2.

6.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 5.6.

6.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the Borough of Manhattan, New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the Borough of Manhattan, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action, suit or proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Section 5.6, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

6.10 Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Acquired Securities and the Warrant Shares.

6.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such “.pdf” signature page were an original thereof.

6.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

6.13 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

6.14 Independent Nature of Purchaser’s Obligations and Rights. Nothing contained herein or in any other Transaction Document, and no action taken by Purchaser pursuant hereto or thereto, shall be deemed to constitute Purchaser as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Purchaser are in any way acting in concert or as a group with the Company or otherwise with respect to such obligations or the transactions contemplated by the Transaction Documents.

6.15 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to review, discuss, negotiate and revise this Agreement and the other Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto.

6.16 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVE FOREVER TRIAL BY JURY.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Odyssey Marine Exploration, Inc., a Nevada corporation		Odyssey Marine Exploration, Inc. 205 S. Hoover Blvd., Suite 210 Tampa, Florida 33609 Attention: Chief Executive Officer / Mark D. Gordon Telephone: 813.876.1776 Email: mark@odysseymarine.com
By:	/s/ Mark Gordon Name: Mark D. Gordon Title: Chief Executive Officer
With a copy to (which shall not constitute notice): Akerman LLP 401 East Jackson Street, Suite 170 Tampa, Florida 33602 Attention: David M. Doney Telephone: 813.209.5070 Email: david.doney@akerman.com

2020 OMEX Derivative Series A, LLC, a Delaware corporation

2020 OMEX Derivative Series A, LLC

c/o 2019 OMEX Derivative Series A, LLC

4502 Schenley Road, Suite 300

Baltimore, Maryland 21210

Attention: Scott Vincent

Telephone: 443.838.3057

Email:scott@greenriverasset.com

By: 2019 OMEX Derivative Series A, LLC, a Delaware corporation, its manager
By:	/s/ Scott Vincent
Name: Scott Vincent Title: Managing Member

With a copy to (which shall not constitute notice):

Nelson Mullins Riley & Scarborough LLP

100 S. Charles St., Suite 1600

Baltimore, MD 21201

Attention: Timothy A. Hodge, Jr.

Telephone: 443.392.9404

Email: tim.hodge@nelsonmullins.com

DISCLOSURE SCHEDULES

The following are the Disclosure Schedules (the “Disclosure Schedules”) referred to in that certain Securities Purchase Agreement, dated as of August 21, 2020 (the “Agreement”), between Odyssey Marine Exploration, Inc., a Nevada corporation (the “Company”), and 2020 OMEX Derivative Series A, LLC, a Delaware limited liability company (including its successors and assigns, “Purchaser”):

Schedule 4.1(b) – Subsidiaries

Schedule 4.1(h) – Capitalization

Schedule 4.1(j) – Material Changes; Undisclosed Events, Liabilities or Developments

Schedule 4.1(n) – Permits

Schedule 4.1(p) – Intellectual Property

Schedule 4.1(ff) – Indebtedness

Schedule 4.1(ii) – Environmental Matters

Exhibit A

Form of Warrant

Schedule A

Number of Warrants

2,553,314 Acquired Shares x 60.0% = Warrants entitling Purchaser to purchase 1,901,989 shares of the Company’s Common Stock

Schedule B

Time of Sale Information

None

Schedule C

Legal Opinion of Company’s Counsel